Exhibit 32

GEN/RX, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jack Margareten, the Acting Chief Executive Officer and Chief Financial Officer of GEN/Rx, Inc. (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 (the “Report”).

The undersigned hereby certifies, to the best of his knowledge, that:

•  the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 13th day of August, 2010.

/s/ Jack Margareten
Acting Chief Executive Officer and Chief Financial Officer